Exhibit 5.1

Troutman Sanders LLP Troutman Sanders Building, 1001 Haxall Point Richmond, VA 23219
troutman.com	006174.087787

December 29, 2017

Dynex Capital, Inc.

4991 Lake Brook Drive, Suite 100

Glen Allen, Virginia 23060

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Dynex Capital, Inc., a Virginia corporation (the “Company”), in connection with the preparation of the Company’s above-referenced registration statement on Form S-3 (the “Registration Statement”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the issuance and sale from time to time by the Company, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Act, of the following securities of the Company with a proposed maximum aggregate offering price of up to $500,000,000: (i) shares of common stock, $0.01 par value per share ( the “Common Stock”); (ii) shares of preferred stock, $0.01 par value per share (the “Preferred Stock”), in one or more series; (iii) debt securities (the “Debt Securities”) which may be either senior debt securities or subordinated debt securities, in one or more series under one or more indentures (each, an “Indenture” and, collectively, “Indentures”), entered into or proposed to be entered into between the Company and a trustee to be identified in the Indenture as trustee (the “Trustee”); (iv) warrants (the “Warrants”) to purchase Debt Securities, shares of Common Stock or shares of Preferred Stock pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein (each, a “Warrant Agent” and, collectively, the “Warrant Agents”); (v) shareholder rights (the “Rights”) to purchase shares of Common Stock, shares of Preferred Stock, Warrants exercisable for shares of Common Stock or Preferred Stock, or Units (as defined below) consisting of two or more of the foregoing; (vi) units (the “Units”) consisting of two or more of shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants or Rights and (vii) such indeterminate number of shares of Common Stock or Preferred Stock and amount of Debt Securities, Warrants, Rights and Units as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any Preferred Stock, Debt Securities, Warrants, Rights or Units, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments (collectively, the “Indeterminate Securities”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Rights, and Units are collectively referred to herein as the “Offered Securities.” The Offered Securities will be sold or delivered from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (each, a “Prospectus

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Supplement”). The Debt Securities will be issued under one or more Indentures, applicable forms of which will be filed by amendment or incorporated by reference in the Registration Statement in connection with the offering of any Debt Securities, as appropriate.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinion set forth herein, including (i) the corporate and organizational documents of the Company, including the Restated Articles of Incorporation, as amended to date (the “Restated Articles”), and the Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”), (ii) the resolutions (the “Resolutions”) of the Board of Directors of the Company (the “Board”) with respect to the Registration Statement, the registration of the Offered Securities, and certain related matters, (iii) specimen certificates representing the Common Stock, the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock, and the Company’s 7.625% Series B Cumulative Redeemable Preferred Stock, and (iv) the Registration Statement and exhibits thereto, including the Prospectus comprising a part thereof.

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted as certified, photostatic or electronic copies and the authenticity of the originals thereof, (iii) the legal capacity of natural persons, (iv) the genuineness of signatures not witnessed by us, (v) the due authorization, execution and delivery of all documents by all parties, other than the Company, and the validity, binding effect and enforceability thereof and (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

We have further assumed that (i) the Registration Statement and any amendment thereto will have become effective under the Act (and will remain effective under the Act at the time of issuance of the Offered Securities thereunder), (ii) any Prospectus Supplement or term sheet describing the Offered Securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission, (iii) the Indentures and Warrant Agreements have been or will be duly authorized, executed and delivered by the parties thereto, and, in the case of the Indentures, in substantially the form reviewed by us, and that any Debt Securities or Warrants that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the parties thereto, (iv) the

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Indentures have been or will be qualified under the Trust Indenture Act of 1939, as amended, (v) a definitive purchase, underwriting or similar agreement with respect to any Offered Securities offered thereby will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (vi) the Board, an authorized committee thereof or appropriate officers of the Company will have taken all necessary corporate action with respect to the issuance of the Offered Securities, the instruments pursuant to which they are duly authorized and established and related matters.

In addition, we have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Indentures, the Offered Securities, and the Warrant Agreements, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company or its properties is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.

In expressing the opinion set forth below, we have also assumed that the Offered Securities will not be issued or transferred in violation of the restrictions on ownership and transfer set forth in Articles VI and VII of the Restated Articles.

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that:

1.	With respect to the shares of Common Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Common Stock”), when (i) if certificated, certificates in the form required under Virginia law representing the shares of Offered Common Stock are duly executed and countersigned; and (ii) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefore, the shares of Offered Common Stock (including any Common Stock duly issued upon conversion, exchange, exercise or settlement of any Preferred Stock, Debt Securities, Warrants, Rights or Units), when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement or instrument, will be duly authorized, validly issued, fully paid and nonassessable.

2.

With respect to the shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Preferred Stock”), when (i) if certificated, certificates in the form required under Virginia corporate law representing the shares of Offered Preferred Stock are duly executed and countersigned; (ii) articles of amendment for the particular series of Offered Preferred Stock have been filed with the State Corporation Commission of the Commonwealth of Virginia (“SCC”) and the SCC has issued a certificate of amendment with respect thereto and (iii) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefore, the shares of the Offered Preferred Stock (including any Preferred Stock duly issued upon conversion, exchange, exercise or settlement of any Preferred Stock, Debt Securities, Warrants, Rights or Units), when issued and sold in accordance with the

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applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement or instrument, will be duly authorized, validly issued, fully paid and nonassessable.

3.	With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Debt Securities”), when the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indentures and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange, exercise or settlement of any Preferred Stock, Debt Securities, or Warrants), when issued and sold in accordance with the applicable Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement or instrument, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture or Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4.	With respect to any Warrants offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Warrants”), when the Offered Warrants have been duly executed, delivered and countersigned upon payment of the agreed upon consideration therefor in accordance with the provisions of the applicable Warrant Agreement and duly issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Offered Warrants, when issued and sold in accordance with the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement or instrument, will be duly authorized and validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

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5.	With respect to any Rights offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Rights”), when (i) the Offered Rights have been issued and paid for in the manner contemplated in the Registration Statement and any Prospectus Supplement relating thereto, and in any rights agreement related to the Offered Rights; (ii) a rights agreement, if any, related to the Offered Rights has been duly authorized, executed and delivered by the Company and the other parties thereto and in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto; (iii) the terms of the Offered Rights and of their issuance and sale have been duly established in conformity with the applicable rights agreement; and (iv) the Offered Rights have been duly executed, delivered and countersigned in accordance with the provisions of the applicable rights agreement and issued and sold in the applicable form to be filed as an exhibit to the Registration Statement or any amendment thereto and in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto, the Offered Rights, when issued and sold or otherwise distributed in accordance with the applicable rights agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding agreement or instrument, or upon due conversion, exercise, exchange or settlement of any Debt Securities, Preferred Stock or Units, as the case may be, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally; (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

6.	With respect to any Units offered pursuant to the Registration Statement (the “Offered Units”), when (i) the Units have been, if required, duly executed, issued and delivered against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus Supplement or term sheet relating thereto; (ii) articles of amendment for the particular series of underlying Preferred Stock, if any, have been filed with the SCC and the SCC has issued a certificate of amendment with respect thereto; (iii) the Indenture relating to the applicable series of underlying Debt Securities, if any, has been duly authorized, executed and delivered by the Company and the trustee named in such Indenture; (iv) the execution and delivery of a Warrant Agreement related to the applicable underlying Warrants, if any, has been duly authorized by the Board, and such Warrant Agreement has been duly executed and delivered on behalf of the Company and the Warrant Agent named therein, if any; and (v) a rights agreement relating to the applicable underlying Rights, if any, has been duly authorized, executed and delivered by the Company and the other parties thereto, the Offered Units, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement will be, as applicable, duly authorized, validly issued, fully paid and nonassessable, or, as appropriate, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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We are members of the bar of the Commonwealth of Virginia and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Virginia and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Virginia), municipal law or the laws of any local agencies within any state (including, without limitation, Virginia). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus and Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/S/ TROUTMAN SANDERS LLP